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Exhibit 10.6

BRIDGEPOINT EDUCATION, INC.
EMPLOYEE STOCK PURCHASE PLAN

1.     Establishment of Plan.

        The Company proposes to grant options for purchase of the Company's Common Stock to Eligible Employees of the Company and its Participating Subsidiaries pursuant to this Plan. The Company intends this Plan to qualify as an "employee stock purchase plan" under Section 423 of the Code (including any amendments to or replacements of such Section), and this Plan shall be so construed. Any term not expressly defined in this Plan but defined for purposes of Section 423 of the Code shall have the same definition herein.

2.     Definitions.

        (a)   "Board" means the Board of Directors of the Company, as constituted from time to time.

        (b)   "Code" means the Internal Revenue Code of 1986, as amended, and the regulations and interpretations promulgated thereunder.

        (c)   "Committee" means the Compensation Committee of the Company and such other committee or subcommittee of the Board, if any, duly appointed to administer the Plan and having such powers in each instance as shall be specified by the Board and as specified in Section 5 of this Plan.

        (d)   "Common Stock" means the Company's common stock, $0.01 par value per share.

        (e)   "Company" means Bridgepoint Education, Inc., a Delaware corporation.

        (f)    "Compensation" means all Form W-2 cash compensation, including, but not limited to, base salary, wages, bonuses, incentive compensation, commissions, overtime, shift premiums, plus draws against commissions, provided, however that Compensation shall not include any long term disability or workmens compensation payments, car allowances, relocation payments or expense reimbursements and further provided, however, that for purposes of determining a Participant's Compensation, any election by such Participant to reduce his or her regular cash remuneration under Sections 125 or 401(k) of the Code shall be treated as if the Participant did not make such election.

        (g)   "Eligible Employee" means an Employee who meets the requirements set forth in Section 6 for eligibility to participate in the Plan.

        (h)   "Employee" means any individual who is an employee of the Company or a Participating Subsidiary. Whether an individual qualifies as an Employee shall be determined by the Committee, in its sole discretion. The Committee shall be guided by the provisions of Treasury Regulation Section 1.421-1 and Section 3401(c) of the Code and the Treasury Regulations thereunder, with the intent that the Plan cover all "employees" within the meaning of those provisions other than those who are not eligible to participate in the Plan, provided, however, that any determinations regarding whether an individual is an Employee shall be prospective only, unless otherwise determined by the Committee. Unless the Committee makes a contrary determination, the Employees of the Company shall, for all purposes of this Plan, be those individuals who are carried as employees of the Company or a Participating Subsidiary for regular payroll purposes or are on a leave of absence for not more than 90 days.

        (i)    "Exchange Act" means the Securities Exchange Act of 1934, as amended.

        (j)    "Fair Market Value" means the market price of a Share, determined by the Committee as follows:

          i.      If the Shares were traded on a stock exchange (such as the New York Stock Exchange, the NASDAQ Global Market or NASDAQ Capital Market) on the date of determination, then the Fair Market Value shall be equal to the regular session closing price for such stock as reported by such exchange (or the exchange or market with the greatest volume of trading in the Shares) on the date of determination, or if there were no sales on such date, on the last date preceding such date on which a closing price was reported;

          ii.     If the Shares were traded on the OTC Bulletin Board on the date of determination, then the Fair Market Value shall be equal to the last-sale price reported by the OTC Bulletin Board for such date, or if there were no sales on such date, on the last date preceding such date on which a sale was reported; and

          iii.    If neither of the foregoing provisions is applicable, then the Fair Market Value shall be determined by the Committee in good faith using a reasonable application of a reasonable valuation method as the Committee deems appropriate.

        Whenever possible, the determination of Fair Market Value by the Committee shall be based on the prices reported by the applicable exchange or the OTC Bulletin Board, as applicable, or a nationally recognized publisher of stock prices or quotations (including an electronic on-line publication). Such determination shall be conclusive and binding on all persons.

        (k)   "First Purchase Period" means the first Purchase Period within the First Offering Period, established by the Committee under the Plan in accordance with Section 7.

        (l)    "First Offering Date" means the Offering Date for the First Offering Period.

        (m)  "First Offering Period" means the first Offering Period established by the Committee under the Plan in accordance with Section 7.

        (n)   "Foreign Plan" means a substantially similar plan as this Plan for Employees resident outside the United States which the Board may implement at such time as it deems necessary.

        (o)   "IPO" means an initial public offering by the Company of the Shares.

        (p)   "Maximum Share Amount" means the maximum number of Shares which may be purchased by any Employee at any single Purchase Date, as specified by the Committee, in its sole discretion.

        (q)   "Notice Period" means the period that is within two (2) years from the Offering Date or within one (1) year from the Purchase Date on which Shares were purchased pursuant to this Plan.

        (r)   "Offering Period" means a period, established by the Committee in accordance with Section 7, during which an offering of Common Stock pursuant to the Plan is outstanding.

        (s)   "Offering Date" means the first business day of each Offering Period.

        (t)    "Parent" means the same as "parent corporation" in Section 424(e) of the Code.

        (u)   "Participant" means an Eligible Employee who has become a Participant in an Offering Period in accordance with Section 8 and remains a Participant in accordance with the Plan.

        (v)   "Participating Subsidiary" is a Parent or Subsidiary that the Board designates from time to time as a corporation that shall participate in this Plan.

        (w)  "Plan" means this Bridgepoint Education, Inc. Employee Stock Purchase Plan as it may be amended from time to time.

        (x)   "Purchase Date" means, for any Offering Period, the last business day of each Purchase Period occurring within such Offering Period.

        (y)   "Purchase Period" means a period, established by the Committee in accordance with Section 7, included within an Offering Period.

        (z)   "Purchase Price" means the price at which a Share may be purchased under the Plan, as determined in accordance with Section 10.

        (aa) "SEC" means the Securities and Exchange Commission.

        (bb) "Securities Act" means the Securities Act of 1933, as amended.

        (cc) "Share" means one share of Common Stock.

        (dd) "Share Limit" means the total number of shares of Common Stock reserved and available for issuance pursuant to this Plan as specified in Section 3 of this Plan, subject to adjustments effected in accordance with Sections 3 and 16 of this Plan.

        (ee) "Subsidiary" means the same as "subsidiary corporation" in Section 424(f) of the Code.

3.     Number of Shares.

        The Share Limit shall be 4,500,000, subject to adjustments effected in accordance with Section 16 of this Plan. The Board may at such time as it deems necessary implement a Foreign Plan, in which case the Share Limit shall be reduced by the number of Shares issued under the Foreign Plan. Shares issued under this Plan may consist, in whole or in part, of authorized and unissued Shares or treasury shares reacquired in private transactions or open market purchases, but all Shares issued under this Plan and the Foreign Plan shall be counted against the Share Limit.

        Subject to adjustment as provided in Section 16, the Share Limit shall be increased on January 1, 2010 and on each subsequent January 1 through and including January 1, 2019, by a number of Shares (the "Annual Increase") equal to the lesser of (i) one percent (1%) of the number of Shares issued and outstanding on the immediately preceding December 31, or (ii) 2,000,000 Shares, or (iii) an amount determined by the Board.

4.     Purpose.

        The purpose of this Plan is to provide Eligible Employees of the Company and Participating Subsidiaries with a convenient means of acquiring an equity interest in the Company through payroll deductions, to enhance such Employees' sense of participation in the affairs of the Company and Participating Subsidiaries, and to provide an incentive for continued employment.

5.     Administration.

        This Plan shall be administered by the Committee. Subject to the provisions of this Plan and the limitations of Section 423 of the Code or any successor provision in the Code, all questions of interpretation or application of this Plan shall be determined by the Committee and its decisions shall be final and binding upon all persons. Additionally, any inquiries regarding eligibility to participate in the Plan shall be directed to the Committee, whose decision shall be final. Members of the Committee shall receive no compensation for their services in connection with the administration of this Plan, other than standard fees as established from time to time by the Board for services rendered by Board members serving on Board committees. All expenses incurred in connection with the administration and carrying out of this Plan shall be paid by the Company.

6.     Eligibility.

        (a)   Any Employee of the Company or Participating Subsidiaries who, together with any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the Code, owns stock or holds options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or any of its Participating Subsidiaries or who, as a result of being granted an option under this Plan with respect to such Offering Period, would own stock or hold options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or any of its Participating Subsidiaries shall not be permitted to participate in any Offering Period under the Plan.

        (b)   Subject to Section 6(a), any Employee of the Company or the Participating Subsidiaries is eligible to participate in an Offering Period under this Plan except the following may be excluded by the Company with respect to any particular Offering Period:

          i.      Employees who are not employed by the Company or a Participating Subsidiary prior to the beginning of such Offering Period or prior to such other time period as specified by the Committee, except that, subject to Section 6(b)(ii)—(v) below, Employees who are employed on the effective date of the registration statement filed by the Company with the SEC under the Securities Act registering the IPO of the Company's Common Stock shall be eligible to participate in the First Offering Period under the Plan;

          ii.     Employees who are customarily employed for twenty (20) hours or less per week;

          iii.    Employees who are customarily employed for five (5) months or less in a calendar year;

          iv.    Highly compensated employees as defined in section 414(q) of the Code; and

          v.     Employees who reside in countries for whom such Employees' participation in the Plan would result in a violation under any corporate or securities laws of such country of residence.

        (c)   The Company shall determine in good faith and in the exercise of its discretion whether an individual has become or has ceased to be an Employee or an Eligible Employee and the effective date of such individual's attainment or termination of such status, as the case may be. For purposes of an individual's participation in or other rights, if any, under the Plan as of the time of the Company's determination of whether or not the individual is an Employee, all such determinations by the Company shall be final, binding and conclusive as to such rights, if any, notwithstanding that the Company or any court of law or governmental agency subsequently makes a contrary determination as to such individual's status as an Employee.

7.     Offering Dates.

        Except as otherwise provided below, the Offering Periods of this Plan shall be three (3) months duration commencing on or about January, April, July, and October of each year, respectively (or at such other time or times as may be determined by the Board), or such other duration as the Committee shall determine. Within each Offering Period, there may be one or more consecutive Purchase Periods each of such number and duration as may be determined by the Board and which shall cover the entire duration of the Offering Period. Notwithstanding the foregoing, the First Offering Period (and First Purchase Period) shall commence on the first business day on which price quotations for the Company's Common Stock are available on the New York Stock Exchange. The First Purchase Period shall end on the same date as the end of the First Offering Period which shall be the last day of the Company's fiscal quarter during which the First Offering Date occurred. The Committee shall have the power to establish additional or alternative sequential or overlapping Offering Periods, a different duration for one or more Offering Periods or Purchase Periods, or different Offering Dates and Purchase Dates without stockholder approval if such change is announced prior to the relevant

Offering Period or Purchase Period (as applicable) or prior to such other time period as specified by the Committee; provided, that, the duration of each Offering Period shall not exceed twenty-seven (27) months.

8.     Participation in this Plan.

        Eligible Employees may become Participants in an Offering Period under this Plan on the Offering Date, after satisfying the eligibility requirements, by delivering a subscription agreement to the Company prior to such Offering Date, or such other time period as specified by the Committee, provided, however, that all Eligible Employees employed as of the First Offering Date shall be automatically enrolled in the First Offering Period. Enrollment will become effective upon the first day of an Offering Period. Notwithstanding the foregoing, (i) after the filing of an effective Registration Statement pursuant to Form S-8 for Shares under the Plan, an Eligible Employee may elect to decrease the number of Shares that such Employee would otherwise be permitted to purchase pursuant to Section 9 below for the First Offering Period and/or may elect or may as a condition to remaining in the Plan be required to elect to purchase Shares for the First Offering Period through payroll deductions by delivering a subscription agreement to the Company within thirty (30) days following the First Offering Date; and (ii) the Committee may set a later time for delivering the subscription agreement authorizing payroll deductions for all Eligible Employees with respect to a given Offering Period. Except as provided above with respect to the First Offering Period, an Eligible Employee who does not deliver a subscription agreement to the Company after becoming eligible to participate in an Offering Period shall not participate in that Offering Period or any subsequent Offering Period unless such Employee enrolls in this Plan by delivering a subscription agreement with the Company prior to such Offering Period, or such other time period as specified by the Committee. Once an Employee becomes a Participant in an Offering Period, such Employee shall automatically participate in the Offering Period commencing immediately following the last day of the prior Offering Period unless the Employee withdraws or is deemed to withdraw from this Plan or terminates further participation in the Offering Period as set forth in Section 13 below. Such Participant is not required to file any additional subscription agreement in order to continue participation in this Plan.

9.     Grant of Option on Enrollment.

        Enrollment by an Eligible Employee in this Plan with respect to an Offering Period shall constitute the grant (as of the Offering Date) by the Company to such Employee of an option to purchase on the Purchase Date up to that whole number of Shares determined by a fraction, the numerator of which is the amount accumulated in such Employee's payroll deduction account during such Purchase Period and the denominator of which is the per share Purchase Price provided under Section 10. However, for the First Offering Period, the numerator shall be ten percent (10%) of the Eligible Employee's Compensation for such First Offering Period, unless the employee otherwise elects to decrease the percentage of such employee's Compensation as provided in Section 8 above. The number of Shares subject to any option granted pursuant to this Plan shall not exceed the lesser of (x) the maximum number of Shares set by the Committee pursuant to Section 12(b) below with respect to the applicable Purchase Date, or (y) the maximum number of Shares which may be purchased pursuant to Section 12(c) below with respect to the applicable Purchase Date. The Fair Market Value of a Share shall be determined as provided in Section 10 below. Notwithstanding the foregoing, in the event of a change in generally accepted accounting principles which would adversely affect the accounting treatment applicable to any current Offering Period, the Committee may make such changes to the number of Shares purchased at the end of the Purchase Period or the Purchase Price paid as are allowable under generally accepted accounting principles and as it deems necessary in the sole discretion of the Committee to avoid or minimize adverse accounting consequences. In the event that the Fair Market Value of a Share on an Offering Date is less than the Fair Market Value of a Share for the immediately preceding Offering Period's Offering Date then all Participants in the prior

Offering Period shall be automatically enrolled in such Offering Period (and removed from the prior Offering Period). A Participant may be enrolled in only one Offering Period at any time.

10.   Purchase Price.

        The Purchase Price per share at which a share of Common Stock shall be sold in any Purchase Period shall be established by the Committee; provided, however, that the Purchase Price on each Purchase Date shall not be less than eighty-five percent (85%) of the lesser of the Fair Market Value of a Share on the (i) Offering Date or (ii) Purchase Date (but in no event less than the par value of a Share). Unless otherwise provided by the Committee, the Purchase Price for each Purchase Period shall be ninety-five percent (95%) of the Fair Market Value of a Share on the Purchase Date.

        Notwithstanding the foregoing, for purposes of the First Offering Period, the Fair Market Value with respect to the First Offering Date shall be the price per Share at which Shares are initially offered for sale to the public by the Company's underwriters in the initial public offering of the Company's Common Stock pursuant to a registration statement filed with the SEC under the Securities Act.

11.   Payment Of Purchase Price; Changes In Payroll Deductions; Issuance Of Shares.

        (a)   The Purchase Price of the Shares is accumulated by regular payroll deductions made during each Purchase Period. However, for the First Offering Period, the aggregate Purchase Price of the Shares shall be paid by each Eligible Employee in cash on the Purchase Date in the First Offering Period with the whole number of Shares purchased by an Eligible Employee determined by dividing ten percent (10%) of such Eligible Employee's Compensation received during such First Offering Period by the Purchase Price for the First Offering Period. Notwithstanding the previous sentence, an Eligible Employee may elect to purchase Shares in the First Offering Period through payroll deductions (in which case the number of purchased Shares will be determined based on the Eligible Employee's accumulated payroll deductions as of the Purchase Date) after the Company has filed an effective Form S-8 registration statement pursuant to Section 8 above, within thirty (30) days following the First Offering Date. Payroll deductions are made as a percentage of the Participant's Compensation in one percent (1%) increments, not less than one percent (1%), nor greater than ten percent (10%), or such lower limit set by the Committee. Except as otherwise provided in this Plan, payroll deductions shall commence on the first payday of the Offering Period and shall continue to the end of the Offering Period unless sooner altered or terminated as provided in this Plan.

        (b)   A Participant may increase or decrease the rate of payroll deductions during an Offering Period (but not below one percent (1%) of regular earnings) by filing with the Company a new authorization for payroll deductions, in which case the new rate shall become effective for the next payroll period commencing after the Company's receipt of the authorization and shall continue for the remainder of the Offering Period unless changed as described below. Such increase or decrease in the rate of payroll deductions may be made at any time during an Offering Period, but not more than one (1) change to increase and one (1) change to decrease deductions may be made effective during any Offering Period; provided however that a change to decrease payroll deductions to zero shall be governed by Section 11(c) below. A Participant may increase or decrease the rate of payroll deductions for any subsequent Offering Period by filing with the Company a new authorization for payroll deductions prior to the beginning of such Offering Period, or such other time period as specified by the Committee.

        (c)   A Participant may reduce his or her payroll deduction percentage to zero during an Offering Period by filing with the Company a request for cessation of payroll deductions. Such reduction shall be effective beginning with the next payroll period after the Company's receipt of the request and no further payroll deductions shall be made for the duration of the Offering Period. Payroll deductions credited to the Participant's account prior to the effective date of the request shall be used to purchase

Shares in accordance with Section 11(e) below. A Participant may not resume making payroll deductions during the Offering Period in which he or she reduced his or her payroll deductions to zero.

        (d)   All payroll deductions made for a Participant are credited to his or her account under this Plan and are deposited with the general funds of the Company. No interest accrues on the payroll deductions. All payroll deductions received or held by the Company may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

        (e)   On each Purchase Date, for so long as this Plan remains in effect and provided that the Participant has not submitted a signed and completed withdrawal form before that date, which notifies the Company that the Participant wishes to withdraw from that Offering Period under this Plan and have all payroll deductions accumulated in the account maintained on behalf of the Participant, as of that date returned to the Participant, the Company shall apply the funds then in the Participant's account to the purchase of whole Shares reserved under the option granted to such Participant with respect to the Offering Period to the extent that such option is exercisable on the Purchase Date. The Purchase Price per Share shall be as specified in Section 10 of this Plan. Any cash remaining in a Participant's account after such purchase of Shares shall be refunded to such Participant in cash, without interest, provided, however, that any amount remaining in such Participant's account on a Purchase Date which is less than the amount necessary to purchase a full Share shall be carried forward, without interest, into the next Purchase Period, as the case may be. In the event that this Plan has been oversubscribed, all funds not used to purchase Shares on the Purchase Date shall be returned to the Participant, without interest. No Common Stock shall be purchased on a Purchase Date on behalf of any Employee whose participation in this Plan has terminated prior to such Purchase Date.

        (f)    As soon as practicable after the Purchase Date, the Company shall issue shares for the Participant's benefit representing the Shares purchased upon exercise of his or her option.

        (g)   During a Participant's lifetime, his or her option to purchase Shares hereunder is exercisable only by him or her. The Participant shall have no interest or voting rights in Shares covered by his or her option until such option has been exercised.

12.   Limitations on Shares to be Purchased.

        (a)   No Participant shall be entitled to purchase stock under this Plan at a rate which, when aggregated with his or her rights to purchase stock under all other employee stock purchase plans of the Company or any Subsidiary, exceeds $25,000 in Fair Market Value, determined as of the Offering Date (or. such other limit as may be imposed by the Code) for each calendar year in which the Employee participates in this Plan. The Company shall automatically suspend the payroll deductions of any Participant as necessary to enforce such limit provided that when the Company automatically resumes such payroll deductions, the Company must apply the rate in effect immediately prior to such suspension.

        (b)   No Participant shall be entitled to purchase more than the Maximum Share Amount on any single Purchase Date. Prior to the commencement of any Offering Period or prior to such time period as specified by the Committee, the Committee may, in its sole discretion, set a Maximum Share Amount or change the Maximum Share Amount. The initial Maximum Share Amount shall equal the number of Shares (rounded down to the nearest whole Share) resulting from dividing $6,250 by the Fair Market Value of a Share on the First Offering Date. If a new Maximum Share Amount is set, then all Participants must be notified of such Maximum Share Amount prior to the commencement of the next Offering Period. The Maximum Share Amount shall continue to apply with respect to all succeeding Offering Periods unless revised by the Committee as set forth above.

        (c)   If the number of Shares to be purchased on a Purchase Date by all Employees participating in this Plan exceeds the number of Shares then available for issuance under this Plan, then the Company shall make a pro rata allocation of the remaining Shares in as uniform a manner as shall be reasonably practicable and as the Committee shall determine to be equitable. In such event, the Company shall give written notice of such reduction of the number of Shares to be purchased under a Participant's option to each Participant affected.

        (d)   Any payroll deductions accumulated in a Participant's account which are not used to purchase Common Stock due to the limitations in this Section 12 shall be returned to the Participant as soon as practicable after the end of the applicable Purchase Period, without interest.

13.   Withdrawal.

        (a)   Each Participant may withdraw from an Offering Period under this Plan by signing and delivering to the Company a written notice to that effect on a form provided for such purpose. Such withdrawal may be elected at any time at least five (5) days prior to the end of an Offering Period, or such other time period as specified by the Committee.

        (b)   Upon withdrawal from this Plan, the accumulated payroll deductions shall be returned to the withdrawn Participant, without interest, and his or her interest in this Plan shall terminate. In the event a Participant voluntarily elects to withdraw from this Plan, he or she may not resume his or her participation in this Plan during the same Offering Period, but he or she may participate in any Offering Period under this Plan which commences on a date subsequent to such withdrawal by filing a new authorization for payroll deductions in the same manner as set forth in Section 8 above for initial participation in this Plan.

14.   Termination of Employment.

        Termination of a Participant's employment for any reason, including retirement, death or the failure of a Participant to remain an Eligible Employee of the Company or of a Participating Subsidiary, shall immediately terminate his or her participation in this Plan and the Participant's option to purchase will terminate. In such event, the payroll deductions credited to the Participant's account shall be returned to him or her or, in the case of his or her death, to his or her legal representative, without interest. For purposes of this Section 14, an Employee shall not be deemed to have terminated employment or failed to remain in the continuous employ of the Company or of a Participating Subsidiary in the case of sick leave, military leave, or any other leave of absence approved by the Board, provided, however that such leave is for a period of not more than ninety (90) days or reemployment upon the expiration of such leave is guaranteed by contract or statute.

15.   Return of Payroll Deductions.

        In the event a Participant's interest in this Plan is terminated by withdrawal, termination of employment or otherwise, or in the event this Plan is terminated by the Board, the Company shall deliver to the Participant all payroll deductions credited to such Participant's account. No interest shall accrue on the payroll deductions of a Participant in this Plan.

16.   Capital Changes.

        Subject to any required action by the stockholders of the Company, the number and type of shares of common stock covered by each option under this Plan which has not yet been exercised and the number and type of shares of Common Stock which have been authorized for issuance under this Plan but have not yet been placed under option (collectively, the "Reserves"), as well as the price per share of Common Stock covered by each option under this Plan which has not yet been exercised, shall be proportionately adjusted for any increase or decrease in the number of issued and outstanding shares of Common Stock of the Company resulting from a stock split or the payment of a stock dividend (but only on the Common Stock), any other increase or decrease in the number of issued and outstanding shares of Common Stock effected without receipt of any consideration by the Company or other change in the corporate structure or capitalization affecting the Company's present Common Stock, provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Committee, whose determination shall be final, binding and conclusive. Except as expressly provided herein, no issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an option.

        In the event a reverse stock split is effected prior to the IPO, and after the proportionate adjustment described in the preceding paragraph has occurred, then (x) the Share Limit shall be rounded down to the nearest 100,000 Shares, if such adjusted number is not a whole multiple of 100,000 and (y) clause (ii) of the Annual Increase in Section 3 shall be rounded down to the nearest 50,000 Shares, if such adjusted number is not a whole multiple of 50,000. Such downward adjustments shall be a one-time special adjustment. As purely a hypothetical example to illustrate the foregoing, assume as a result of a reverse stock split effected prior to the IPO, the Share Limit after the proportionate adjustment equaled 2,250,000 Shares. Such Share Limit would then be rounded down to equal 2,200,000 Shares.

        In the event of the proposed dissolution or liquidation of the Company, the Offering Period shall terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Committee. The Committee may, in the exercise of its sole discretion in such instances, declare that this Plan shall terminate as of a date fixed by the Committee and give each Participant the right to purchase Shares under this Plan prior to such termination. In the event of (i) a merger or consolidation in which the Company is not the surviving corporation (other than a merger or consolidation with a wholly-owned subsidiary, a reincorporation of the Company in a different jurisdiction, or other transaction in which there is no substantial change in the stockholders of the Company or their relative stock holdings and the options under this Plan are assumed, converted or replaced by the successor corporation, which assumption shall be binding on all participants), (ii) a merger in which the Company is the surviving corporation but after which the stockholders of the Company immediately prior to such merger (other than any stockholder that merges, or which owns or controls another corporation that merges, with the Company in such merger) cease to own their Shares or other equity interest in the Company, (iii) the sale of all or substantially all of the assets of the Company, or (iv) the acquisition, sale, or transfer of more than 50% of the outstanding shares of the Company by tender offer or similar transaction, the Plan shall continue with regard to Offering Periods that commenced prior to the closing of the proposed transaction and Shares shall be purchased based on the Fair Market Value of the surviving corporation's stock on an upcoming Purchase Date, unless otherwise provided by the Committee.

        The Committee may, if it so determines in the exercise of its sole discretion, also make provision for adjusting the Reserves, as well as the price per share of Common Stock covered by each outstanding option, in the event that the Company effects one or more reorganizations, recapitalizations, rights offerings or other increases or reductions of shares of its outstanding Common Stock, or in the event of the Company being consolidated with or merged into any other corporation.

17.   Withholding of Taxes.

        To the extent that a participating Employee realizes ordinary income in connection with a sale or other transfer of any Shares purchased under the Plan, the Company may withhold amounts needed to cover such taxes from any payments otherwise due and owing to the participating Employee or from Shares that would otherwise be issued to the participating Employee hereunder. Any participating Employee who sells or otherwise transfers Shares purchased under the Plan within two years after the beginning of the Offering Period in which the Shares were purchased must within thirty (30) days of such transfer notify the payroll department of the Company in writing of such transfer.

18.   Nonassignability.

        Neither payroll deductions credited to a Participant's account nor any rights with regard to the exercise of an option or to receive Shares under this Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by the laws of descent and distribution or as provided in Section 25 below) by the Participant. Any such attempt at assignment, transfer, pledge or other disposition shall be void and without effect.

19.   Reports.

        Individual accounts shall be maintained for each Participant in this Plan. Each Participant shall receive, as soon as practicable after the end of each Purchase Period, a report of his or her account setting forth the total payroll deductions accumulated, the number of Shares purchased, the per Share price thereof and the remaining cash balance, if any, carried forward to the next Purchase Period.

20.   Notice of Disposition.

        Each Participant shall notify the Company in writing if the Participant disposes of any of the Shares purchased in a Purchase Period pursuant to this Plan if such disposition occurs within the Notice Period. The Company may, at any time during the Notice Period, place a legend or legends on any certificate representing Shares acquired pursuant to this Plan requesting the Company's transfer agent to notify the Company of any transfer of the Shares. The obligation of the Participant to provide such notice shall continue notwithstanding the placement of any such legend on the certificates.

21.   No Rights to Continued Employment.

        Neither this Plan nor the grant of any option hereunder shall confer any right on any Employee to remain in the employ of the Company or any Participating Subsidiary, or restrict the right of the Company or any Participating Subsidiary to terminate such Employee's employment.

22.   Equal Rights And Privileges.

        All Eligible Employees shall have equal rights and privileges with respect to this Plan so that this Plan qualifies as an "employee stock purchase plan" within the meaning of Section 423 or any successor provision of the Code and the related regulations. Any provision of this Plan which is inconsistent with Section 423 or any successor provision of the Code shall, without further act or amendment by the Company, the Committee or the Board, be reformed to comply with the requirements of Section 423. This Section 22 shall take precedence over all other provisions in this Plan.

23.   Notices.

        All notices or other communications by a Participant to the Company under or in connection with this Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

24.   Term; Stockholder Approval.

        After this Plan is adopted by the Board, this Plan shall become effective on the First Offering Date. This Plan shall be approved by the stockholders of the Company, in any manner permitted by applicable corporate law, within twelve (12) months before or after the date this Plan is adopted by the

Board. If the stockholders fail to approve the Plan with such twelve month time period, the Plan shall terminate, any right to purchase shares granted hereunder shall be null and void and of no effect, and all contributed funds shall be refunded to participating Employees. No purchase of shares pursuant to this Plan shall occur prior to such stockholder approval. This Plan shall continue until the earlier to occur of (a) termination of this Plan by the Board (which termination may be effected by the Board at any time), (b) issuance of all of the Shares reserved for issuance under this Plan, or (c) twenty (20) years from the adoption of this Plan by the Board.

25.   Designation of Beneficiary.

        (a)   A Participant may file a written designation of a beneficiary who is to receive any Shares and cash, if any, from the Participant's account under this Plan in the event of such Participant's death subsequent to the end of an Purchase Period but prior to delivery to him of such Shares and cash. In addition, a Participant may file a written designation of a beneficiary who is to receive any cash from the Participant's account under this Plan in the event of such Participant's death prior to a Purchase Date.

        (b)   Such designation of beneficiary may be changed by the Participant at any time by written notice. In the event of the death of a Participant and in the absence of a beneficiary validly designated under this Plan who is living at the time of such Participant's death, the Company shall deliver such Shares or cash to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such Shares or cash to the spouse or to any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

26.   Conditions Upon Issuance of Shares; Limitation on Sale of Shares.

        Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such Shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act, the Exchange Act, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange or automated quotation system upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

27.   Applicable Law.

        The Plan shall be governed by the substantive laws (excluding the conflict of laws rules) of the State of Delaware.

28.   Amendment or Termination.

        The Board may at any time amend, terminate or extend the term of this Plan, except that any such termination cannot affect options previously granted under this Plan, nor may any amendment make any change in an option previously granted which would adversely affect the right of any Participant, nor may any amendment be made without approval of the stockholders of the Company obtained in accordance with Section 24 above within twelve (12) months of the adoption of such amendment (or earlier if required by Section 24) if such amendment would:

        (a)   increase the number of Shares or change the type of Shares that may be issued under this Plan;

        (b)   change the designation of the Employees (or class of Employees) eligible for participation in this Plan; or

        (c)   otherwise require stockholder approval under applicable law or the requirements of any stock exchange or consolidated listing system on which the Company's stock is then listed.

        Notwithstanding the foregoing, the Board may make such amendments to the Plan as the Board determines to be advisable and which do not cause unfavorable accounting treatment, including termination of or changes with respect to current Offering Periods, if the continuation of the Plan or any Offering Period would result in financial accounting treatment for the Plan that is different from the financial accounting treatment in effect on the date this Plan is adopted by the Board.

29.   Rule 16b-3.

        Transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or any successor provision under the Securities Exchange Act of 1934, as amended. If any provision of the Plan or action by the Board fails to so comply, it shall be deemed null and void to the extent permitted by law and deemed advisable by the Board. Moreover, in the event the Plan does not include a provision required by Rule 16b-3 to be stated herein, such provision (other than one relating to eligibility requirements, or the price and amount of awards) shall be deemed automatically to be incorporated by reference into the Plan.

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  Exhibit 10.6